Exhibit 99.1
HF Foods Reports First Quarter 2025 Financial Results
Year over year growth in Net Revenue and Gross Profit
Las Vegas, NV – May 12, 2025 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading distributor of international foodservice solutions to Asian restaurants and other businesses across the United States, reported its unaudited financial results for the quarter ended March 31, 2025.
First Quarter 2025 Financial Results
•Net revenue increased 0.9% to $298.4 million compared to $295.7 million in the prior year period.
•Gross profit increased 1.1% to $51.0 million compared to $50.4 million in the prior year period. Gross profit margin remained consistent at 17.1% compared to the prior year period.
•Net loss of $1.5 million, mainly due to unfavorable fair value changes in interest rate swap contracts, compared to net loss of $0.6 million in the prior year period.
•Adjusted EBITDA increased 12.3% to $9.8 million compared to $8.7 million in the prior year period.
Management Commentary
Felix Lin, President and Chief Executive Officer, stated, “We are pleased to report that HF Foods delivered stable top-line growth in the first quarter of 2025, with net revenue increasing 0.9% year-over-year to $298.4 million. This performance reflects strength in our core customer base, continued expansion in wholesale, and pricing discipline, despite one fewer day of operations and inflationary cost pressures in the first quarter of 2025.
“Gross profit increased by $0.5 million year-over-year to $51.0 million, maintaining a 17.1% gross profit margin. We continue to navigate a challenging external environment that includes potential tariff-related cost increases within certain categories of our business.
“Operating expenses were well-managed, down slightly year over year, and represented 16.7% of net revenue. Net loss increased to $1.5 million, primarily driven by non-cash changes in interest rate swap contracts. Adjusted EBITDA increased to $9.8 million, reflecting the combined impact of external factors and the continued efforts of our business transformation initiatives.
“We remain focused on enhancing margins, streamlining operations, and executing strategic technology investments to support long-term profitability. While macroeconomic and trade policy dynamics remain fluid, we believe HF Foods is well positioned to deliver sustained growth through operational discipline, targeted customer growth, and an agile distribution network.”
First Quarter 2025 Results
Net revenue was $298.4 million for the first quarter of 2025 compared to $295.7 million in the prior year period, an increase of $2.8 million, or 0.9%. This growth was achieved despite one fewer operation day compared to the prior year period. The increase was primarily attributable to volume increases and improved pricing in Commodity, Meat & Poultry and Seafood, offset by a decrease in volume within other categories.
Gross profit was $51.0 million for the three months ended March 31, 2025, compared to $50.4 million in the prior year period, an increase of $0.5 million, or 1.1%. The increase was primarily attributable to an increase in margins in Commodity and Seafood during the quarter. Gross profit margin for the three months ended March 31, 2025, of 17.1% remained consistent compared to 17.1% in the same period in 2024.

Distribution, selling and administrative expenses decreased by $0.7 million, or 1.4%, for the three months ended March 31, 2025, primarily due to a decrease of $1.6 million in professional fees. Distribution, selling and administrative expenses as a percentage of net revenue decreased to 16.7% for the three months ended March 31, 2025, from 17.1% in the prior year period, primarily due to increased net revenue and lower professional fees, partially offset by increased payroll, insurance, rental and other expenses.
Net loss was $1.5 million for the three months ended March 31, 2025, compared to net loss of $0.6 million for the three months ended March 31, 2024. The increase in net loss was primarily driven by the change related to the fair value of interest rate swap contracts of $3.2 million partially offset by the change in income from operations of $1.2 million.
Adjusted EBITDA increased $1.1 million to $9.8 million compared to $8.7 million in the prior year, which was due to various items noted in the Adjusted EBITDA table below.
Cash Flow and Liquidity
Cash provided by operating activities was $6.9 million for the three months ended March 31, 2025, compared to cash provided by operating activities of $11.2 million in the prior year period. The decrease in cash flow from operating activities was primarily due to the timing of working capital outlays such as the increase of accounts receivable due to sales growth and inventory purchases to counter potential tariff increase partially offset by decreases in prepaid expenses. As of March 31, 2025, the Company had cash of $16.1 million, checks issued not presented for payment of $5.0 million and access to approximately $60.0 million in additional funds through the $125.0 million line of credit, subject to a borrowing base calculation. The Company has funded working capital and other capital requirements primarily by cash flow from operations and bank loans. Cash is required to pay purchase costs for inventory, salaries, fuel and trucking expenses, selling expenses, rental expenses, income taxes, other operating expenses and to service debts.
Earnings Call and Webcast
A pre-recorded call and webcast with HF Foods’ management team discussing the Company’s first quarter 2025 financial results is now available on the Investor Relations section of the Company’s website at https://investors.hffoodsgroup.com/.
About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.
Investor Relations Contact:
ICR
Investors: Anna Kate Heller
Media: Keil Decker
hffoodsgroup@icrinc.com

Forward-Looking Statements
All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks relating to our ability to consummate our operational transformation plan as anticipated, risks relating to the impact of our operational plan on our sales and efficiencies, risks relating to the impact of demographic trends on demand for the products we distribute, risks related to potential increases in tariff-related costs, statements of assumption underlying any of the foregoing, and other factors including those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.
Non-GAAP Financial Measures
Discussion of our financial results includes certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS (“earnings per share”), that we believe provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The definitions of EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS may not be the same as similarly titled measures used by other companies in the industry. EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS are not defined under GAAP and are subject to important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP.
We use non-GAAP financial measures to supplement our GAAP financial results. Management uses EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization to measure operating performance. In addition, management uses Adjusted EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. We believe that Adjusted EBITDA is less susceptible to variances in actual performance resulting from non-recurring expenses, and other non-cash charges, provides useful information for our investors and is more reflective of other factors that affect our operating performance.
We believe non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS are useful measures of operating performance because these measures exclude certain items not reflective of our core operating performance. Non-GAAP net income (loss) attributable to HF Foods Group Inc. is defined as net income (loss) attributable to HF Foods Group Inc. adjusted for amortization of intangibles, change in fair value of interest rate swaps, stock based compensation, transaction related costs, transformational project costs and certain unusual, non-cash, or non-recurring expenses. We believe that non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS facilitates period-over-period comparisons and provides additional clarity for investors to better evaluate our operating results. We present EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its most recent Annual Report on Form 10-K, and such information is not meant to replace or supersede U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the schedules attached to this press release.

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash	$16,099	$14,467
Accounts receivable, net	58,137	54,346
Inventories	106,048	97,783
Prepaid expenses and other current assets	7,842	11,507
TOTAL CURRENT ASSETS	188,126	178,103
Property and equipment, net	160,412	149,572
Operating lease right-of-use assets	29,266	13,944
Long-term investments	2,327	2,350
Customer relationships, net	133,973	136,615
Trademarks, trade names and other intangibles, net	23,683	24,911
Goodwill	38,815	38,815
Other long-term assets	5,248	5,681
TOTAL ASSETS	$581,850	$549,991
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Checks issued not presented for payment	$4,991	$5,687
Line of credit	58,594	57,483
Accounts payable	62,634	50,644
Current portion of long-term debt, net	5,410	5,410
Current portion of obligations under finance leases	5,808	3,797
Current portion of obligations under operating leases	4,294	4,177
Accrued expenses and other liabilities	15,883	18,001
TOTAL CURRENT LIABILITIES	157,614	145,199
Long-term debt, net of current portion	101,967	103,324
Obligations under finance leases, non-current	26,605	19,929
Obligations under operating leases, non-current	25,637	10,125
Deferred tax liabilities	28,308	29,392
Other long-term liabilities	1,581	728
TOTAL LIABILITIES	341,712	308,697
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	5	5
Treasury stock	(7,750)	(7,750)
Additional paid-in capital	604,609	604,235
Accumulated deficit	(358,844)	(357,199)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO HF FOODS GROUP INC.	238,020	239,291
Noncontrolling interests	2,118	2,003
TOTAL SHAREHOLDERS’ EQUITY	240,138	241,294
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$581,850	$549,991

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenue	$298,428	$295,654
Cost of revenue	247,469	245,243
Gross profit	50,959	50,411

Distribution, selling and administrative expenses	49,805	50,496
Income (loss) from operations	1,154	(85)

Other expenses (income):
Interest expense	2,609	2,834
Other income, net	(177)	(94)
Change in fair value of interest rate swap contracts	1,184	(1,970)
Lease guarantee income	—	(115)
Total other expenses (income), net	3,616	655
Loss before income taxes	(2,462)	(740)

Income tax benefit	(932)	(181)
Net loss	(1,530)	(559)
Less: net income attributable to noncontrolling interests	115	135
Net loss attributable to HF Foods Group Inc.	$(1,645)	$(694)

Loss per common share - basic	$(0.03)	$(0.01)
Loss per common share - diluted	$(0.03)	$(0.01)

Weighted average shares - basic	52,737,650	52,155,968
Weighted average shares - diluted	52,737,650	52,155,968

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,530)	$(559)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	6,758	6,676
Provision (credit) for expected credit losses	619	(40)
Deferred tax benefit	(1,084)	(471)
Change in fair value of interest rate swap contracts	1,184	(1,970)
Stock-based compensation	374	738
Non-cash lease expense	1,220	935
Lease guarantee income	—	(115)
Other non-cash (income) expense	(129)	39
Changes in operating assets and liabilities:
Accounts receivable	(4,314)	(2,141)
Accounts receivable - related parties	(96)	13
Inventories	(8,265)	(2,290)
Prepaid expenses and other current assets	3,665	782
Other long-term assets	283	368
Checks issued not presented for payment	(696)	4,169
Accounts payable	11,653	6,074
Accounts payable - related parties	337	(254)
Operating lease liabilities	(913)	(897)
Accrued expenses and other liabilities	(2,118)	167
Net cash provided by operating activities	6,948	11,224
Cash flows from investing activities:
Purchase of property and equipment	(3,574)	(2,585)
Proceeds from sale of property and equipment	10	—
Net cash used in investing activities	(3,564)	(2,585)
Cash flows from financing activities:
Proceeds from line of credit	315,008	345,697
Repayment of line of credit	(313,714)	(349,082)
Repayment of long-term debt	(1,366)	(1,414)
Payment of debt financing costs	(213)	—
Repayment of obligations under finance leases	(1,467)	(857)
Net cash used in financing activities	(1,752)	(5,656)
Net decrease in cash	1,632	2,983
Cash at beginning of the period	14,467	15,232
Cash at end of the period	$16,099	$18,215

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024	Change
Net loss	$(1,530)	$(559)	$(971)
Interest expense	2,609	2,834	(225)
Income tax benefit	(932)	(181)	(751)
Depreciation and amortization	6,758	6,676	82
EBITDA	6,905	8,770	(1,865)
Lease guarantee income	—	(115)	115
Change in fair value of interest rate swap contracts	1,184	(1,970)	3,154
Stock-based compensation expense	374	738	(364)
Business transformation costs (1)	237	973	(736)
Other non-routine expense (2)	100	306	(206)
Executive transition and organizational redesign (3)	973	—	973
Adjusted EBITDA	$9,773	$8,702	$1,071
________________
(1)     Represents costs associated with the launch of strategic projects including supply chain management.
improvements and technology infrastructure initiatives.
(2)    Includes contested proxy and related legal and consulting costs and facility closure costs.
(3)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO HF FOODS GROUP INC.
TO NON-GAAP NET INCOME AND NON-GAAP EPS ATTRIBUTABLE TO HF FOODS GROUP INC.
(In thousands, except per share amounts)
(Unaudited)

The following tables present our non-GAAP net income and non-GAAP EPS for the three months March 31, 2025 and 2024 respectively, as well as reconciliations of each measure to their nearest GAAP equivalents:

	Three Months Ended March 31,
	2025	2024	Change
Net loss attributable to HF Foods Group Inc.	$(1,645)	$(694)	$(951)
Amortization of intangibles	3,870	4,070	(200)
Lease guarantee income	—	(115)	115
Change in fair value of interest rate swaps	1,184	(1,970)	3,154
Stock-based compensation expense	374	738	(364)
Business transformation costs (1)	237	973	(736)
Other non-routine expense (2)	100	306	(206)
Executive transition and organizational redesign (3)	973	—	973
Aggregate adjustment for income taxes (4)	(1,617)	(980)	(637)
Non-GAAP net income attributable to HF Foods Group Inc.	$3,476	$2,328	$1,148
GAAP diluted loss per common share attributable to HF Foods	$(0.03)	$(0.01)	(0.02)
EPS difference (5)	0.10	0.05	0.05
Non-GAAP diluted earnings per common share attributable to HF Foods (5)	$0.07	$0.04	0.03
Non-GAAP diluted weighted average number of shares (in thousands) (5)	52,992	52,746
________________
(1)     Represents costs associated with the launch of strategic projects including supply chain management improvements and technology infrastructure initiatives.
(2)    Includes contested proxy and related legal and consulting costs and facility closure costs.
(3)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.
(4)    Represents the adjustments to the tax provision values to a normalized annual effective tax rate on adjusted pretax earnings, excluding permanent items, using 24.0% for the first quarters of 2025 and 2024.
(5)    EPS difference and diluted non-GAAP earnings per share are calculated by dividing our non-GAAP net income attributable to HF Foods by our non-GAAP diluted weighted average number of shares.